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                                                                  Exhibit 10.43

                     ACKNOWLEDGEMENT AND AMENDING AGREEMENT

     WHEREAS MFC Bancorp Ltd. (together with its affiliate MFC Merchant Bank S.A. "MFC") agreed to act as exclusive financial advisor to Cybernet Internet Services International, Inc. (together with its subsidiaries and affiliates, the "COMPANY") pursuant to and in accordance with the terms and conditions of a letter agreement dated April 19, 2002 as amended from time to time (collectively the "AGREEMENT");

     AND WHEREAS, pursuant to the provisions of the Agreement, MFC, among other things, made available to the Company as required the services of the Review Personnel for a period of up to 180 days (the "Initial Period");

     AND WHEREAS, pursuant to the provisions of the Agreement, the Company agreed to pay to MFC, among other things, the Monthly Advisory Fee in advance during the Initial Period;

     AND WHEREAS the Company desires that MFC continue to provide the services of the Review Personnel upon the expiry of the Initial Period upon the terms herein.

     NOW THEREFORE IN CONSIDERATION of the premises, the extension of the Initial Period and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2. The Company hereby requests and MFC hereby agrees to make available to the Company as required the services of the Review Personnel, such services to be provided on a month-to-month basis during the 180-day period (the "Extended Term") beginning immediately following the Initial Term.

3. In consideration of MFC making the Review Personnel available to the Company, the Company hereby agrees to pay to MFC in advance the Monthly Advisory Fee during each month of the Extended Term, provided that such fee shall be pro-rated for any partial months.

4. Except as expressly amended hereby, the Agreement, including without limitation the Indemnification Agreement attached thereto, shall be valid and continue in full force and effect and be binding upon the parties. The Agreement and this Amending Agreement shall be read and construed together as one and the same agreement.

5. The validity, interpretation and enforcement of this Amending Agreement shall be exclusively governed by and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
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6.   This Amending Agreement and the Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

7. This Amending Agreement may be executed in one or more counterparts by facsimile transmission, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amending Agreement to be effected, executed, accepted and delivered by their proper and duly authorized signing officers with effect as of October 15, 2002.

MFC BANCORP LTD.                            CYBERNET INTERNET SERVICES
                                            INTERNATIONAL, INC.

Per: ______________________________         Per: ______________________________
           Authorized Signatory                      Authorized Signatory